Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jill Gutierrez, President and Chief Executive Officer of Alamogordo Financial Corp., (the “Company”) and Jan R. Thiry, Senior Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an officer of the Company that they have reviewed the annual report on Form 10-K for the year ended June 30, 2014 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 29, 2014	/s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer

Date:	August 29, 2014	/s/ Jan R. Thiry
Jan R. Thiry
Senior Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Alamogordo Financial Corp. and will be retained by Alamogordo Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.